Exhibit 5.2

ROBERT T. VAUGHAN, JR., P.C.
ATTORNEY AT LAW
772 MAIN STREET
DANVILLE, VIRGINIA 24541

ROBERT T. VAUGHAN, JR.                            TELEPHONE: (434) 792-5005
                FACSIMILE: (434) 792-4615
E-MAIL rvaughan@robertvaughan.net

MAILING ADDRESS
POST OFFICE BOX 1704
DANVILLE, VA 24543

April 19, 2013

Vector Group Ltd.
100 S.E. Second Street
Miami, FL 33131
Re:    Vector Group Ltd.
Ladies and Gentlemen:
We have acted as special counsel to Vector Tobacco Inc., a Virginia corporation (the “Virginia Guarantor”), an indirect subsidiary of Vector Group Ltd., a Delaware corporation (the “Company”), in connection with (i) a registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on April 19, 2013 under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the guarantee to be delivered in connection with the Exchange Notes (as defined below) by the Virginia Guarantor (such guarantee, the “Exchange Guarantee”). The Registration Statement relates to the Company’s offer to exchange up to $450,000,000 aggregate principal amount of its registered 7.750% Senior Secured Notes due 2021 (the “Exchange Notes”) and related subsidiary guarantees for a like principal amount of the Company’s outstanding 7.750% Senior Secured Notes due 2021 and related subsidiary guarantees that were issued on February 12, 2013.
In our capacity as such counsel, we have examined originals or copies of those company and other records and documents we considered appropriate, including the following:

(i)	the articles of incorporation and by-laws of the Virginia Guarantor (the “Virginia Guarantor Governing Documents”);

(ii)	resolutions of the board of directors of the Virginia Guarantor relating to the transactions covered by this opinion;

(iii)	the Registration Statement; and
(iv)    a certificate of good standing for the Virginia Guarantor issued by the             Virginia State Corporation Commission on April 17, 2013.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.
On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:
1.The Virginia Guarantor is duly incorporated and validly existing as a corporation organized under the laws of the Commonwealth of Virginia. Based upon a Certificate of Good Standing issued by the Virginia State Corporation Commission on April 17, 2013, the Virginia Guarantor is in good standing under the laws of the Commonwealth of Virginia, and to my knowledge, is in good standing as a foreign corporation under the laws of each other jurisdiction in which it owns or leases property or conducts any business and which requires such qualification; and
2.The execution and performance of the Virginia Guarantor’s Exchange Guarantee has been duly authorized by all necessary corporate action on the part of the Virginia Guarantor in accordance with the laws of the Commonwealth of Virginia and the Virginia Guarantor Governing Documents.

We are admitted to practice only in the Commonwealth of Virginia and we express no opinion as to matters under or involving the laws of any jurisdiction other than the Commonwealth of Virginia. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, or the prospectus included in the Registration Statement, other than as expressly stated herein with respect to the Exchange Notes and Exchange Guarantee. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Robert T. Vaughan, Jr.

Robert T. Vaughan, Jr.